Exhibit 23.2

WILLIAMSON PETROLEUM CONSULTANTS, INC.
303 VETERANS AIRPARK LANE, SUITE 1100
MIDLAND, TEXAS 79705
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS

As oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the inclusion of information from our review letter for Arena Resources, Inc. effective December 31, 2008 entitled, “Review of Estimates Prepared by Arena Resources, Inc. of Oil and Gas Reserves and Associated Net Revenue in Certain Properties Located in New Mexico and Texas to the Interests of Arena Resources, Inc. In Certain Properties Effective December 31, 2008 for Disclosure to the Securities and Exchange Commission Williamson Project 8.9315” dated February 16, 2009 and data extracted therefrom (and all references to our Firm) included in or made a part of this Form 10-K Annual Report of Arena Resources, Inc. to be filed with the Securities and Exchange Commission on or about March 2, 2009.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
March 2, 2009